Exhibit 99.1

ISLE OF CAPRI CASINOS, INC. ANNOUNCES

FISCAL 2012 FIRST QUARTER RESULTS

SAINT LOUIS, MO — August 25, 2011 — Isle of Capri Casinos, Inc. (NASDAQ: ISLE) (the “Company”) today reported financial results for the first quarter of fiscal year 2012, the three-month period ended July 24, 2011, and other Company-related news.

Consolidated Results

The following table outlines the Company’s financial results (dollars in millions, except per share data, unaudited):

	Three Months Ended
	July 24,	July 25,
	2011	2010
Net revenues	$245.8	$251.9
EBITDA (1)	38.7	43.2
Net loss	(2.3)	(2.7)
Net loss per share	(0.06)	(0.08)

The Company’s president and chief executive officer, Virginia McDowell, said, “This quarter clearly contains numerous outside factors that make it difficult to compare our progress to prior year. Flooding along the Mississippi River during the quarter impacted results at our properties in Davenport, Iowa, Caruthersville, Missouri and Lula, Natchez and Vicksburg, Mississippi. Each of these facilities was closed for a minimum of six days during the quarter and up to 41 days for our Natchez facility.  In addition to the actual days closed, the properties did not operate at normal levels for some period of time before or after their respective closure due to conditions in the surrounding areas.  In Lula, we still are operating with only one of the two casinos as remediation efforts continue to get the remaining casino open.”

The following table highlights the properties subject to the flooding and the respective number of days closed during the quarter.

	Number of Days Closed
Davenport, Iowa	6
Caruthersville, Missouri	12
Lula, Mississippi	31	*
Natchez, Mississippi	41
Vicksburg, Mississippi	16

* A portion of the casino operations remain closed as flood damage is remediated

The Company currently estimates the impact of flooding on EBITDA to be greater than $7 million, including a $1 million deductible.

At our properties not impacted by flooding:

•             Net revenues increased 2.7%;

•             Property-level EBITDA increased 6.5%; and

•             Property-level EBITDA margins increased 70 basis points to 21.4%;

•             Flow-through on incremental revenue was 49%

McDowell continued, “While visits were slightly down from last year, both our rated and retail revenue increased across the portfolio of properties not impacted by the flooding.  In Colorado we increased our promotional spending in an effort to promote our renovated casino floor, expanded poker room, new Asian-themed restaurant and newly renovated Tradewinds grab-and-go restaurant.  Moving forward we will be modifying the marketing spending to match business levels. Regulatory changes in Florida were effective for the entire quarter this year as compared to only 25 days last year. As we look past the recent rather sudden economic nervousness among American consumers, we feel confident that we have the right operating plan, the right marketing programs and the right cost structure to improve results even further.”

Corporate Expenses

Corporate and development expenses were $12.3 million for the quarter compared to $12.5 million in fiscal 2011.  The decrease is a result of $2.2 million in acquisition and refinancing costs in the first quarter of fiscal 2011, primarily offset by a $1.3 million increase in the cash portion of the long-term incentive compensation award due to the timing of plan awards and approximately $0.5 million in retirement benefits. In fiscal 2012, annual long-term incentive compensation awards were given during the first quarter and in fiscal 2011 awards were granted in the second quarter.

Non-cash stock compensation expense was $1.8 million for the first quarter of fiscal 2012 compared to $1.7 million in the same period of the prior year.

Insurance Claim Process

Generally, our flood insurance covers physical property damage and business interruption including reimbursable ongoing costs, such as payroll, and lost profits caused by disruption to our business. We will recognize income related to lost profits and property damage recovery in the future period when our claim for those items is settled with our insurance carriers. The portion of any settlement related to business interruption will be recognized as a component of net revenue and the portion related to property damage will be recognized as a reduction in operating expenses. Historically, we have been successful in settling flood related claims within one year of the date they are filed.

Development Update

Chief Financial Officer Dale Black commented, “Importantly, while emphasizing organic growth through improved operating results, we have built the foundation of a growth platform through successful development efforts in Missouri and Pennsylvania, and continue towards the sale of our Crown Casino vessel in Lake Charles, Louisiana later this year pending a successful referendum in Bossier City, Louisiana.”

Cape Girardeau, Missouri: During the quarter the Company selected the general contractor for its $125 million Isle Casino Cape Girardeau and expects to finalize the documentation on the guaranteed maximum price contract in the near future.  Construction is proceeding on time and on budget, and the facility is planned to open late in 2012.

Nemacolin Woodlands Resort, Pennsylvania: The Company was selected, along with Nemacolin Woodlands Resort, by the Pennsylvania Gaming Control Board for the state’s final available resort gaming license in April 2011.  An appeal of the award has been filed by a competing party. The plaintiffs briefs must be filed by September 12, 2011.  The timeline for ultimate resolution of the matter is not known at this time.

Capital Structure and Capital Expenditures

The Company had $67.9 million in cash and cash equivalents and total debt of $1.2 billion at the end of the quarter.

Interest expense for the quarter was $21.8 million, a decrease of approximately $2.0 million compared to the first quarter of fiscal 2011, due to the expiration of several interest rate swap agreements during fiscal 2011.

Capital expenditures during the quarter totaled $14.6 million, of which $4.1 million related to Cape Girardeau, and $10.5 million related to maintenance capital expenditures. The Company expects maintenance capital expenditures for the remainder of the fiscal year to be approximately $40 million and project capital expenditures for the remainder of the fiscal year to be approximately $50 million. We have removed any previously planned capital expenditures related to Nemacolin for the remainder of the year from our guidance pending resolution of the appeal.  Once a final resolution of the Pennsylvania appeal is determined we will update spending plans for the project.

Conference Call Information

Isle of Capri Casinos, Inc. will host a conference call on Thursday, August 25, 2011 at 10 am Central Time during which management will discuss the financial and other matters addressed in this press release.  The conference call can be accessed by interested parties via webcast through the investor relations page of the Company’s website, www.islecorp.com, or, for domestic callers, by dialing 877-917-8929.  International callers can access the conference call by dialing 517-308-9020.  The conference call reference number is 2924160. The conference call will be recorded and available for review starting at midnight central on Thursday, August 25, 2011, until midnight central on Thursday, September 1, 2011, by dialing 866-363-4122; International: 203-369-0209 and access number 4423.

About Isle of Capri Casinos, Inc.

Isle of Capri Casinos, Inc., founded in 1992, is dedicated to providing its customers with an exceptional gaming and entertainment experience at each of its 15 casino properties. The Company owns and operates casinos domestically in Biloxi, Lula, Natchez and Vicksburg, Mississippi; Lake Charles, Louisiana; Bettendorf, Davenport, Marquette and Waterloo, Iowa; Boonville, Caruthersville and Kansas City, Missouri, two casinos in Black Hawk, Colorado, and a casino and harness track in Pompano Beach, Florida. The Company was chosen to develop a new, Isle-branded gaming facility in Cape Girardeau, Missouri, which is expected to open in late 2012. Additionally, the Company and its partner Nemacolin Woodlands Resort, were selected to be awarded a “resort license” for a casino at Nemacolin Woodlands Resort in Pennsylvania. This award is pending an appeal by a competing party. More information is available at the Company’s website, www.islecorp.com.

Forward-Looking Statements

This press release may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the Company’s financial condition, results of operations and expansion projects, is included in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the most recently ended fiscal year.

CONTACTS:

Isle of Capri Casinos, Inc.,

Dale Black, Chief Financial Officer-314.813.9327

Jill Alexander, Senior Director of Corporate Communication-314.813.9368

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ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended
	July 24,	July 25,
	2011	2010
Revenues:
Casino	$253,036	$259,162
Rooms	10,944	10,881
Food, beverage, pari-mutuel and other	33,138	34,091
Gross revenues	297,118	304,134
Less promotional allowances	(51,311)	(52,213)
Net revenues	245,807	251,921
Operating expenses:
Casino	40,036	39,609
Gaming taxes	61,384	64,406
Rooms	2,555	2,769
Food, beverage, pari-mutuel and other	11,168	11,168
Marine and facilities	15,514	14,609
Marketing and administrative	64,164	63,620
Corporate and development	12,301	12,521
Depreciation and amortization	21,467	22,933
Total operating expenses	228,589	231,635
Operating income	17,218	20,286
Interest expense	(21,825)	(23,795)
Interest income	246	474
Derivative expense	(231)	(1,487)

Loss before income taxes	(4,592)	(4,522)
Income tax benefit	2,269	1,867
Net loss	$(2,323)	$(2,655)

Loss per common share-basic and dilutive:
Net loss	$(0.06)	$(0.08)

Weighted average basic shares	38,277,150	32,447,904
Weighted average diluted shares	38,277,150	32,447,904

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	July 24,	April 24,
	2011	2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$67,854	$75,178
Marketable securities	26,484	22,173
Accounts receivable, net	15,183	9,601
Income taxes receivable	2,933	3,866
Deferred income taxes	11,796	12,097
Prepaid expenses and other assets	31,608	25,444
Total current assets	155,858	148,359
Property and equipment, net	1,107,859	1,113,549
Other assets:
Goodwill	345,303	345,303
Other intangible assets, net	80,995	82,207
Deferred financing costs, net	17,802	18,911
Restricted cash	13,416	12,810
Prepaid deposits and other	12,130	12,749
Total assets	$1,733,363	$1,733,888

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$5,382	$5,373
Accounts payable	28,775	26,013
Accrued liabilities:
Payroll and related	42,202	44,187
Property and other taxes	22,558	19,891
Interest	21,928	10,802
Progressive jackpots and slot club awards	16,008	15,280
Other	31,589	32,332
Total current liabilities	168,442	153,878
Long-term debt, less current maturities	1,172,778	1,187,221
Deferred income taxes	29,287	30,762
Other accrued liabilities	36,794	36,305
Other long-term liabilities	16,941	16,694
Stockholders’ equity:
Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value; 60,000,000 shares authorized; shares issued: 42,066,148 at July 24, 2011 and 42,063,569 at April 24, 2011	421	421
Class B common stock, $.01 par value; 3,000,000 shares authorized; none issued	—	—
Additional paid-in capital	250,092	254,013
Retained earnings	100,772	103,095
Accumulated other comprehensive (loss) income	(1,812)	(2,235)
	349,473	355,294
Treasury stock, 3,350,291 shares at July 24, 2011 and 3,841,283 April 24, 2011	(40,352)	(46,266)
Total stockholders’ equity	309,121	309,028
Total liabilities and stockholders’ equity	$1,733,363	$1,733,888

Isle of Capri Casinos, Inc.

Supplemental Data - Net Revenues

(unaudited, in thousands)

	Three Months Ended
	July 24,	July 25,
	2011	2010
Properties Not Impacted by Flooding
Biloxi, Mississippi	$18,203	$18,639
Lake Charles, Louisiana	35,924	34,184
Kansas City, Missouri	19,658	19,040
Boonville, Missouri	20,087	20,068
Bettendorf, Iowa	20,081	19,741
Marquette, Iowa	7,501	7,109
Waterloo, Iowa	20,500	20,934
Black Hawk, Colorado	31,361	30,044
Pompano, Florida	34,702	32,720
	208,017	202,479
Properties Impacted by Flooding
Natchez, Mississippi	4,025	8,070
Lula, Mississippi	9,752	17,318
Vicksburg, Mississippi(2)	6,379	3,968
Caruthersville, Missouri	7,212	8,391
Davenport, Iowa	10,254	11,348
	37,622	49,095

Property Net Revenues before Other	245,639	251,574

Other	168	347

Net Revenues from Continuing Operations	$245,807	$251,921

Isle of Capri Casinos, Inc.

Supplemental Data - EBITDA (1)

(unaudited, in thousands)

	Three Months Ended
	July 24,	July 25,
	2011	2010
Properties Not Impacted by Flooding
Biloxi, Mississippi	$1,816	$1,846
Lake Charles, Louisiana	6,768	6,799
Kansas City, Missouri	4,129	3,999
Boonville, Missouri	7,196	6,892
Bettendorf, Iowa	5,003	4,465
Marquette, Iowa	1,725	1,490
Waterloo, Iowa	5,783	6,041
Black Hawk, Colorado	6,639	7,103
Pompano, Florida	5,553	3,253
	44,612	41,888
Properties Impacted by Flooding
Natchez, Mississippi	554	2,451
Lula, Mississippi	1,183	5,199
Vicksburg, Mississippi(2)	1,234	1,273
Caruthersville, Missouri	980	1,789
Davenport, Iowa	2,256	2,793
	6,207	13,505

Property EBITDA Before Corporate and Other	50,819	55,393

Corporate and Other	(12,134)	(12,174)

EBITDA from Continuing Operations	$38,685	$43,219

Isle of Capri Casinos, Inc.

Supplemental Data - Reconciliation of Operating Income to EBITDA (1)

(unaudited, in thousands)

	Three Months Ended July 24, 2011			Three Months Ended July 25, 2010
		Depreciation			Depreciation
	Operating	and		Operating	and
	Income	Amortization	EBITDA	Income	Amortization	EBITDA
Properties Not Impacted by Flooding
Biloxi, Mississippi	$(475)	$2,291	$1,816	$(1,248)	$3,094	$1,846
Lake Charles, Louisiana	4,459	2,309	6,768	4,415	2,384	6,799
Kansas City, Missouri	3,190	939	4,129	3,136	863	3,999
Boonville, Missouri	6,318	878	7,196	5,834	1,058	6,892
Bettendorf, Iowa	2,974	2,029	5,003	2,435	2,030	4,465
Marquette, Iowa	1,293	432	1,725	1,065	425	1,490
Waterloo, Iowa	4,153	1,630	5,783	3,585	2,456	6,041
Black Hawk, Colorado	3,633	3,006	6,639	3,855	3,248	7,103
Pompano, Florida	2,920	2,633	5,553	890	2,363	3,253
	28,465	16,147	44,612	23,967	17,921	41,888

Properties Impacted by Flooding
Natchez, Mississippi	194	360	554	2,101	350	2,451
Lula, Mississippi	(588)	1,771	1,183	3,346	1,853	5,199
Vicksburg, Mississippi(2)	(35)	1,269	1,234	631	642	1,273
Caruthersville, Missouri	195	785	980	922	867	1,789
Davenport, Iowa	1,692	564	2,256	2,226	567	2,793
	1,458	4,749	6,207	9,226	4,279	13,505

Total Property Before
Corporate and Other Items	29,923	20,896	50,819	33,193	22,200	55,393
Corporate and Other	(12,705)	571	(12,134)	(12,907)	733	(12,174)

Total	$17,218	$21,467	$38,685	$20,286	$22,933	$43,219

(1)          EBITDA is “earnings before interest and other non-operating income (expense), income taxes, and depreciation and amortization.” “Property EBITDA” is EBITDA before Corporate and development expenses and minority interest.  EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, 2) used as a component of calculating required leverage and minimum interest coverage ratios under our Senior Credit Facility and 3) a principal basis of valuing gaming companies. Management uses EBITDA and Property EBITDA as the primary measure of the Company’s operating properties’ performance, and they are important components in evaluating the performance of management and other operating personnel in the determination of certain components of employee compensation.  EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to any other measure determined in accordance with U.S. generally accepted accounting principles (GAAP).  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA.  Also, other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company.  A reconciliation of EBITDA and Property EBITDA to operating income is included in the financial schedules accompanying this release. A reconciliation of EBITDA to the Company’s net income (loss) is shown below (in thousands).

	Three Months Ended
	July 24,	July 25,
	2011	2010
EBITDA	$38,685	$43,219
Add/(deduct):
Depreciation and amortization	(21,467)	(22,933)
Interest expense:
Interest expense, net	(21,579)	(23,321)
Derivative expense	(231)	(1,487)
Income tax benefit	2,269	1,867
Net loss	$(2,323)	$(2,655)

Certain of our debt agreements use “Adjusted EBITDA” as a financial measure for the calculation of financial debt covenants. Adjusted EBITDA differs from EBITDA as Adjusted EBITDA includes add back of items such as gain on early extinguishment of debt, pre-opening expenses, certain write-offs and valuation expenses, and non-cash stock compensation expense. Reference can be made to the definition of Adjusted EBITDA in the applicable debt agreements on file as Exhibits to our filings with the Securities and Exchange Commission.

(2)          Rainbow Casino in Vicksburg, Mississippi was acquired on June 8, 2010 and we have included the results of Rainbow in our consolidated financial statements subsequent to acquisition.